Exhibit J

NOTES PURCHASE AGREEMENT WITH RESPECT TO NOTES OF

SPRINGBIG HOLDINGS, INC. (THE “ISSUER”)

This Notes Purchase Agreement (this “Agreement”) is executed and delivered, as of the date set forth on the signature page hereof, by and among Jeffrey Harris, an individual residing in the State of Florida (the “Seller”), Shalcor Management Inc. (the “First Tranche Purchaser”), Green Room Investments Inc. (the “Second Tranche Purchaser” and together with the First Tranche Purchaser, the “Purchaser”) and Mark Silver, an individual residing in the Nation of Canada.

1. Notes Sale. Subject to the terms of this Agreement, the Purchaser hereby purchases and agrees to accept from the Seller that number of the Issuer’s 8% Senior Secured Convertible Promissory Notes due 2026 (the “Convertible Notes”) and the Issuer’s 12% Senior Secured Term Promissory Notes due 2026 (the “Term Notes” and together with the Convertible Notes, the “Notes”) set forth in Section 1.01 and Section 1.02 of this Agreement, in consideration of the purchase price set out therein (the “Purchase Amount”). The closing of the purchase of Notes hereunder shall occur in two tranches as follows:

1.01 Tranche One: Immediately upon the execution of this Agreement, the First Tranche Purchaser shall purchase from the Seller, and the Seller shall sell and transfer to the First Tranche Purchaser, Convertible Notes in the principal amount of $160,000.00 and Term Notes in the principal amount of $40,000.00, inclusive of all accrued but unpaid interest (the “First Tranche Notes”), in consideration of the forgiveness of all amounts outstanding under the loan advanced by Mr. Silver to the Seller to fund the Seller’s purchase of the Notes in January 2024 (the “First Tranche Closing”).

1.02 Tranche Two: On February 28, 2025, the Second Tranche Purchaser shall purchase from the Seller, and the Seller shall sell and transfer to the Second Tranche Purchaser, Convertible Notes in the principal amount of $160,000.00 and Term Notes in the principal amount of $40,000.00, inclusive of all accrued but unpaid interest, for cash consideration of $200,000 (the “Second Tranche Closing”). Completion of the Second Tranche Closing is conditional upon the Issuer’s retention of all customers generating at least $50,000.00 in average monthly revenue during the period beginning on October 1, 2024 and ending on December 31, 2024 (the “Key Customers”). It is agreed that in calculating the average monthly revenue as set forth in the preceding sentence, revenue derived from gift card/digital payments and from VIP Program subscription “revenue share” shall be calculated on a net revenue basis meaning the amount of gross merchandise value/sales that Issuer receives. The Second Tranche Purchaser shall have the right to terminate the Second Tranche Closing if, prior to the Second Tranche Closing, any Key Customer terminates, or materially reduces the scope, volume, or terms of, such Key Customer’s business relationship with the Issuer, or, in the discretion of the Second Tranche Purchaser, if any of the foregoing is reasonably likely to occur (the “Retention Condition”).

2. Representations, Warranties and Covenants: The representations and warranties of the Purchaser contained in Section 3 below and the representations and warranties of the Seller contained in Section 4 below shall be true and correct on the date hereof and on and as of the date of the First Tranche Closing and the Second Tranche Closing. The obligation of the Seller to deliver the Notes as provided herein on the First Tranche Closing and the Second Tranche Closing shall be subject to the timely performance by the Purchaser of his, her or its covenants and other obligations hereunder. The obligation of the Purchaser to purchase the Notes as provided herein on the First Tranche Closing and the Second Tranche Closing shall be subject to the timely performance by the Seller of his, her or its covenants and other obligations hereunder, and with respect the Second Tranche Closing, the Issuer satisfying the Retention Condition.

3. Purchaser’s Representations, Warranties, Covenants and Agreements. The Purchaser hereby represents and warrants to, as of the date hereof and as of the Second Tranche Closing, and covenants and agrees with, the Seller as follows:

3.01 The Purchaser acknowledges that the Purchaser has been furnished all information regarding the Issuer which the Purchaser has requested. The Purchaser acknowledges that the Purchaser has been afforded the opportunity to ask questions of and receive answers from officers and other representatives of the Issuer concerning the Issuer and any additional information which the Purchaser has reasonably requested. The Purchaser (i) has relied upon the Purchaser’s own independent appraisal and investigation and the advice of the Purchaser’s own counsel, tax advisors and other advisors regarding the risks of an investment in the Issuer and (ii) will continue to bear sole responsibility for making the Purchaser’s own independent evaluation and monitoring of the risks of the Purchaser’s investment in the Issuer. The Purchaser acknowledges and understands that the Seller is the Chief Executive Officer of the Issuer as of the date of this Agreement.

3.02 The Purchaser represents that is an “accredited investor” as defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”), and, in connection with the execution of this Agreement or at any time during the term of this Agreement, agrees to deliver one or more certificates to that effect as the Seller may request.

3.03 The Purchaser has performed its own due diligence review of the Issuer and has had access to such financial and other information concerning the Issuer and the Notes it has deemed necessary in connection with its decision to purchase the Notes.

3.04 The Purchaser has knowledge and experience in financial and business matters and is capable of evaluating the Issuer, its business, and the merits and risks of acquiring and holding the Notes; has not relied upon any representations, warranties or agreements, other than those set forth in this Agreement, if any; and can bear the economic risk of holding the Notes for an indefinite period of time or suffer the complete loss of the Purchaser’s investment in the Notes.

3.05 In deciding to invest in the Issuer, Purchaser has relied solely upon the information in this Agreement and has not relied on oral representations or warranties, nor have any been made. Purchaser has been advised that no person is authorized to give any information or to make any statement not contained in this Agreement, and that any information or statement not contained therein must not be relied upon as having been authorized by the Seller or the Issuer.

3.06 Purchaser understands that the offering and sale of Shares are intended to be exempt from registration or qualification under the Securities Act, and any applicable state securities ("Blue Sky") laws. Consequently, the Seller and the offering of the Shares have not been approved, disapproved, or passed on by any federal or state agency or commission or by any exchange or other self-regulatory organization.

3.07 Purchaser understands that the Notes may not be resold unless subsequently registered or unless an exemption from registration is available, and that Purchaser does not have the right to require such registration. Purchaser further understands that Rule 144 under the Securities Act will not be available to permit resales of Notes and that there is and will be no public market for the Notes. The Purchaser (i) is acquiring the Notes solely for the Purchaser’s own account for investment and not with a view to resale in connection with any distribution thereof (ii) acknowledges that any attempt to Dispose or offer to Dispose, directly or indirectly, any Notes, any interest therein or any rights relating thereto without complying with the provisions of this Agreement shall be void and of no effect; (iii) acknowledges that restrictive legends shall be placed on any book-entry or certificate representing the Notes; and (iv) acknowledges that a notation shall be made in the appropriate records of the Issuer indicating that the Notes are subject to restrictions on Disposal, and, if the Issuer should in the future engage the services of a transfer agent, appropriate stop-transfer instructions may be issued to such transfer agent with respect to the Notes. “Dispose” means to offer for sale, sell, pledge, hypothecate, transfer, assign or otherwise dispose of a security.

3.08 The Purchaser’s address as is set forth on the signature page hereto is true and correct, and the Purchaser has no present intention of becoming a resident of any other state or jurisdiction.

3.09 The Purchaser has full legal capacity to execute and deliver this Agreement and to perform the obligations hereunder, and the execution, delivery and performance by the Purchaser of this Agreement has been duly authorized by all necessary action (including all necessary notices, consents, approvals and filings).

3.10 This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming the due and valid authorization, execution and delivery by the other parties hereto, constitutes the binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

3.11 The execution, delivery and performance by the Purchaser of this Agreement will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of law to which such the Purchaser is subject, (ii) violate any order, judgment, or decree applicable to the Purchaser or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which the Purchaser is a party.

3.12 There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Purchaser or its, his or her affiliate who might be entitled to any fee or commission in connection with the Purchaser’s acquisition of the Notes.

3.13 The Purchaser acknowledges that the Notes (i) were not offered to the Purchaser by any form of general solicitation or general advertising; and (ii) are not being offered to the Purchaser in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

4. Seller’s Representations, Warranties, Covenants and Agreements. The Seller hereby represents and warrants to, as of the date hereof and as of the Second Tranche Closing, and covenants and agrees with, the Purchaser as follows:

4.01 The Seller holds of record and owns beneficially the Notes free and clear of any restrictions on transfer. The Seller is not a party to any option, warrant, purchase right or other contract (other than this Agreement) that could require the Seller to sell, transfer or otherwise dispose of the Notes.

4.02 The Seller has full legal capacity to execute and deliver this Agreement and to perform the obligations hereunder, and the execution, delivery and performance by the Seller of this Agreement has been duly authorized by all necessary action (including all necessary notices, consents, approvals and filings).

4.03 This Agreement has been duly and validly executed and delivered by the Seller and, assuming the due and valid authorization, execution and delivery by the other parties hereto, constitutes the binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors’ rights generally.

4.04 The execution, delivery and performance by the Seller of this Agreement will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of law to which such the Seller is subject, (ii) violate any order, judgment, or decree applicable to the Seller; (iii) conflict with, result in a material breach of, constitute a default under, result in the acceleration of, create in any person the right to accelerate, terminate, modify or cancel, or require any notice under, any contract to which such Seller is a party or by which it is bound or to which any of its, his or her assets are subject; or (iv) result in the imposition or creation of any mortgage, lien, option pledge, charge, security interest or encumbrance, community property interest, other marital property interest, equitable interest, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction or other adverse claim of any kind upon or with respect to the Notes.

4.05 There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Seller or its, his or her affiliate who might be entitled to any fee or commission in connection with the Seller’s acquisition of the Notes.

4.06 The Seller represents and warrants that it is not in possession of any material non-public information (as defined under U.S. securities laws, including Regulation FD and Rule 10b-5 of the Securities Exchange Act of 1934, as amended) with respect to the Notes or the Issuer that has not been disclosed to the public in compliance with applicable securities laws and regulations. The Seller further acknowledges that it has not engaged in any conduct that would constitute a violation of applicable securities laws, including insider trading prohibitions or selective disclosure rules.

4.07 The Seller represents and warrants that it is not aware of any material adverse change with respect to the Issuer or the Notes that has occurred or is reasonably likely to occur. The Seller further represents and warrants that, to its knowledge, there are no pending or imminent events or circumstances, including but not limited to the loss of a key customer, client, or business relationship, that would reasonably be expected to result in a material adverse effect on the Issuer’s financial condition, operations, or ability to meet its obligations under the Notes.

5. Survival. Purchaser and Seller each acknowledge and understand the meaning and legal consequences of the representations, warranties, and covenants set forth in Sections 3 and 4 hereof, and that the other party has relied or will rely upon such representations, warranties, and covenants. All representations, warranties, and covenants contained in this Agreement (including in Sections 1, 3, 4 and 6) shall survive the acceptance of this subscription.

6. Further Assurances. Purchaser and Seller agree to cooperate fully, execute and deliver such additional documents and instruments, and take such further actions as may be reasonably necessary or desirable to carry out the purposes and intent of this Agreement and to complete the transactions contemplated hereby, including actions reasonably requested by the other party to confirm, effectuate, and perfect the rights, title, and interests conveyed pursuant to this Agreement.

7. Successors. The provisions of this Agreement shall bind and inure to the benefit of the Seller, the Purchaser, and their respective successors, heirs, and personal representatives.

8. Headings. The headings in this Agreement are for convenience of reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9. Acceptance. Execution and delivery of this Agreement shall constitute an irrevocable acceptance pursuant to all of the terms and conditions of this Agreement.

10. No Waiver. Notwithstanding the Purchaser's representations, warranties, acknowledgments or agreements made herein, the Purchaser does not thereby or in any other manner waive any of the Purchaser's rights under federal or state securities laws.

11. Assignability. This Agreement may not be assigned by a party without the express written consent of the other party.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to choice of law rules.

13. Consent to Jurisdiction. No legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby (each, a "Related Proceeding") may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts (collectively, the "Specified Courts") shall have jurisdiction over the adjudication of any Related Proceeding, and the parties to this Agreement hereby irrevocably consent to the exclusive jurisdiction the Specified Courts and personal service of process with respect thereto. The parties to this Agreement hereby irrevocably waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

14. WAIVER OF JURY TRIAL. THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY RELATED PROCEEDING.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall deemed to be an original and all of which together shall constitute one instrument. Signatures transmitted by facsimile or in Portable Document Format (pdf) may be considered an original for all purposes, including without limitation the execution and enforcement of this Agreement.

THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITY LAWS. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MANY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER.

EXECUTION BY FIRST TRANCHE PURCHASER

THE UNDERSIGNED HEREBY SWEARS AND AFFIRMS THAT THE FIRST TRANCHE PURCHASER HAS READ THE FOREGOING AND UNDERSTANDS AND IS FAMILIAR WITH THE CONTENTS THEREOF AND THAT THE REPRESENTATIONS CONTAINED THEREIN ARE TRUE AND ACCURATE.

Dated January 17, 2025.

SHALCOR MANAGEMENT INC.

/s/ Mark Silver
Signature

Mark Silver
Name	Social Security Number or EIN

Authorized Signatory
Title

Address:	200 - 6 Eglinton Avenue East Toronto, ON M4P1A6

Telephone No.:

Accepted on this 17th day of January, 2025:

/s/ Jeffrey Harris
Signature
Name: Jeffrey Harris

[Signature page to Notes Purchase Agreement]

EXECUTION BY SECOND TRANCHE PURCHASER

THE UNDERSIGNED HEREBY SWEARS AND AFFIRMS THAT THE SECOND TRANCHE PURCHASER HAS READ THE FOREGOING AND UNDERSTANDS AND IS FAMILIAR WITH THE CONTENTS THEREOF AND THAT THE REPRESENTATIONS CONTAINED THEREIN ARE TRUE AND ACCURATE.

Dated January 17, 2025.

GREEN ROOM INVESTMENTS INC.

/s/ Shawn Dym
Signature

Shawn Dym
Name	Social Security Number or EIN

Authorized Signatory
Title

Address:	200-1965 Broad Street, Regina, SK, S4P 1Y1

Telephone No.:

Accepted on this 17th day of January, 2025:

/s/ Jeffrey Harris
Signature
Name: Jeffrey Harris

Acknowledged and agreed:

/s/ Mark Silver
Signature
Name:	Mark Silver

[Signature page to Notes Purchase Agreement]